Exhibit 10.11

               [Letterhead of Interactive Technologies.com, Ltd.]

January 27, 2000

Boru Enterprises, Inc.
301 Palm Trail
Delray Beach, Florida  33483

      Re:   Interactive Technologies.com, Ltd. ("INTR") - Proposed PIPE Funding

Gentlemen:

      I am writing to confirm the terms of the finders fee agreement between INTR and Boru Enterprises, Inc. ("Boru") with respect to a proposed PIPE financing which INTR has been negotiating, as a result of your introduction, with potential investors brought to INTR by Ladenburg Thalmann & Co., Inc. (collectively, the "Ladenburg Investors").

      As and when INTR receives payment for its issuance of shares of INTR common stock pursuant to any PIPE financing agreement which INTR shall enter into with any of the Ladenburg Investors, INTR shall pay you a finder's fee in cash equal to 5% of the gross proceeds derived from each such share issuance.

      Please signify your acceptance of the foregoing agreement by signing the enclosed copy of this letter at the foot thereof, and returning such signed copy to the undersigned.

      Thank you very much for the assistance you have provided to us in this matter.

                                       Very truly yours,


                                       William R. Becker, Chief Executive

Accepted:

Boru Enterprises, Inc.


By:__________________________________
      John T. Moran, President